Exhibit (a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
Jamba, Inc.
a Delaware corporation
at
$13.00 Net Per Share
Pursuant to the Offer to Purchase
Dated August 15, 2018
by
Jay Merger Sub, Inc.
a wholly owned subsidiary of
Focus Brands Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THAT TIME THAT IS ONE MINUTE FOLLOWING 11:59 P.M. (12:00 MIDNIGHT), EASTERN TIME, ON WEDNESDAY, SEPTEMBER 12, 2018, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION TIME").

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.001 per share (the "Shares"), of Jamba, Inc., a Delaware corporation ("Jamba"), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Time or (iii) time will not permit all required documents to reach Continental Stock Transfer & Trust Company (the "Depositary") prior to the Expiration Time. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:
Continental Stock Transfer & Trust Company
 By Mail or Overnight Courier:
Continental Stock Transfer & Trust Co.
1 State Street- 30th Floor
New York, NY 10004
Attn: Corporate Actions Department
FACSIMILE: (212) 616-7610
CONFIRM: (917) 262-2378

        The above number is for confirmation of facsimiles only. Do NOT call this number for questions on the Offer. All questions on the Offer should be directed to the Information Agent listed in the Offer to Purchase.

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

        The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 2 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. A Notice of Guaranteed Delivery for physical share presentation by a broker or DTC participant must be FAXED to the Depositary before it is covered.

Ladies and Gentlemen:

        The undersigned hereby tenders to Jay Merger Sub, Inc. ("Purchaser"), a Delaware corporation and wholly owned subsidiary of Focus Brands Inc. ("Parent"), a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 15, 2018 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and which, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, constitutes the "Offer"), receipt of which is hereby acknowledged, the number of Shares of Jamba specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Shares tendered by the Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Tender Condition (as defined in the Offer to Purchase), unless such Shares and other required documents are received by the Depositary prior to the Expiration Time.

Number of Shares and Certificate No(s) (if available)

☐ Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)
Address(es):

(Zip Code)
Area Code and Telephone No.:

(Daytime telephone number)
Signature(s):

Notice of Guaranteed Delivery

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, an Eligible Institution, hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the U.S. Securities Exchange Act of 1934, as amended, and (ii) within two NASDAQ trading days of the date hereof, (A) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation of the Shares tendered hereby into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent's Message (defined in Section 2 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal.

Name of Firm:

Address:

(Zip Code)
Area Code and Telephone No.:
(Authorized Signature)

Name:	(Please type or print)

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.